PROSPECTUS Dated January 24, 2001                  Pricing Supplement No. 37 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-47576
Dated January 25, 2001                                      Dated June 18, 2001
                                                                  Rule 424(b)(3)

                        Morgan Stanley Dean Witter & Co.
                       GLOBAL MEDIUM-TERM NOTES, SERIES E
                  Euro Fixed Rate Senior Bearer Notes Due 2008

                            -----------------------

     We will not redeem these Global Medium-Term Notes, Series E (Euro Fixed Rate Senior Bearer Notes Due 2008) prior to the maturity date other than under the circumstances described under "Description of Notes--Tax Redemption" in the accompanying prospectus supplement.

     We will issue the notes only in bearer form, which form is further described under "Description of Notes--Forms of Notes" in the accompanying prospectus supplement. You may not exchange notes in bearer form at any time for notes in registered form.

     We describe the basic features of this type of note in the section called "Description of Notes--Fixed Rate Notes" in the accompanying prospectus supplement, subject to and as modified by the provisions described below.

Principal Amount:              JPY 3,000,000,000

Maturity Date:                 June 27, 2008

Settlement Date
   (Original Issue Date):      June 27, 2001

Interest Accrual Date:         June 27, 2001

Issue Price:                   100%

Specified Currency:            Japanese Yen ("JPY")

Redemption Percentage
   at Maturity:                100%

Initial Redemption
   Percentage:                 N/A

Annual Redemption
   Percentage Reduction:       N/A

Optional Repayment
   Date(s):                    N/A

Interest Rate:                 0.96% per annum

Maximum Interest Rate:         N/A

Minimum Interest Rate:         N/A

Interest Payment Dates:        Each June 27,
                               commencing June 27,
                               2002

Interest Payment
   Period:                     Annual

Denominations:                 JPY 100,000,000

Business Day:                  Tokyo, New York and
                               London

Common Code:                   013159696

ISIN:                          XS0131596966

Other Provisions:              None

Terms not defined above have the meanings given to such terms in the accompanying prospectus supplement.



                           MORGAN STANLEY DEAN WITTER